Miramar Labs, Inc. ® Reports Record Third Quarter
2016 Financial Results

Highlights:
- Third quarter revenue of $4.3 million, up 13% year-over-year
- Year-to-date revenue of $16.0 million, up 36% year-over-year
- Strong sales in North America with YTD year-over-year growth of 45%
- Secured FDA clearance to market for odor reduction with miraDry® procedure

SANTA CLARA, Calif., — November 8, 2016 — Miramar Labs, Inc., (OTCQB: MRLB), a global aesthetic company, announced today financial results for the third quarter ended September 30, 2016.

Michael Kleine, President and Chief Executive Officer of Miramar Labs, said, "We continued to see very strong momentum in our North American business in the third quarter and year-to-date, as we drive awareness and adoption of our technology. In Asia, we also have delivered solid year-to-date performance, driven by additional shipments to China. In Europe and the Middle East, we experienced an increase in consumable sales offset by lower console sales due to the summer holiday season and the timing of purchases from some of our distributors.”

Mr. Kleine concluded, “The additional FDA clearance to market the miraDry system for the reduction of odor further validates our technology and enhances its value proposition for physicians and patients. In addition, there is increasing awareness of the miraDry system among potential customers and patients, highlighting its effectiveness and very high patient satisfaction. This increased awareness and expanded indications are fundamental to our growth strategy and will help drive our continued success in the market.”

In late October, Miramar received U.S. Food and Drug Administration (FDA) 510(k) clearance to market for the reduction of odor using the miraDry system. In addition, miraDry was the featured story in the July/August edition of The Aesthetic Guide magazine with the article titled “Miramar Labs Creates New Markets with miraWave Therapy” and was named one of “The Top Aesthetics Companies” by Aesthetics Everything. Miramar Labs was fourth on this list behind Allergan, Merz and Galderma. The miraSmooth® procedure was also featured on The Rachel Ray Show, an award-winning and nationally syndicated daytime TV show.

Financial Results

Total revenue in the third quarter of 2016 was $4.3 million, a 13% increase compared to $3.8 million in the third quarter of 2015. For the nine months ended September 30, 2016, revenue totaled $16.0 million, a 36% increase compared to $11.8 million for the nine months ended September 30, 2015. This revenue increase reflects strong sales of both capital systems and consumables.

Cost of product revenue was $1.8 million and $7.2 million in the three and nine months ended September 30, 2016 as compared to $1.7 million and $5.7 million in the three and nine months ended September 30, 2015. Total gross margin in the third quarter of 2016 was $2.5 million, or 59% of revenue, compared to $2.1 million, or 54% of revenue, in the same period in 2015. Gross margin for the nine months ended September 30, 2016 was $8.8 million, or 55% of revenue, compared to $6.1 million, or 51% of revenue for the same period in 2015. The increase in gross margin for both the three and nine months ended September 30, 2016, is primarily attributable to a higher percentage of sales in North America and Asia-Pacific, where Miramar Labs has higher selling prices, as well as lower cost of revenue due to higher production volumes and favorable labor efficiencies, as compared to the same periods in 2015.

Total operating expenses for the three and nine months ended September 30, 2016, were $6.1 million and $17.3 million, compared to $5.2 million and $16.8 million for the same periods in 2015. For both the three and nine months ended September 30, 2016, higher sales and general and administrative expenses were offset by lower research and development expense for the same periods.

Net loss for the three and nine months ended September 30, 2016 was $(3.9) million, or $(0.42) per share, and $(17.0) million or $(4.22) per share respectively. In the second quarter, the company recorded a one-time non-cash charge of $8.1 million for the loss on the conversion of debt associated with the financing. The non-GAAP loss for the three and nine months ended September 30, 2016 was $(3.9) million or $(0.42) per share and $(8.9) million or $(2.22) per share, compared to a loss of $(3.7) million and $(11.8) million for the three and nine months ended September 30, 2015.

Miramar Labs had total cash and cash equivalents of $6.1 million at September 30, 2016.

Use of Non-GAAP Financial Measure:
Miramar Labs has supplemented its GAAP net loss with a non-GAAP measure of net loss. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of Miramar Labs, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of GAAP net loss to non-GAAP net loss in the most directly comparable GAAP measure is provided in the schedule below. GAAP net loss is the most directly comparable measure to non-GAAP net loss.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Miramar Lab's consolidated financial statements prepared in accordance with GAAP and the reconciliation of the non-GAAP financial measure provided in the schedule below.

About Miramar Labs:
Miramar Labs, Inc. is a global medical device company dedicated to bringing innovative and clinically proven applications to treat unmet needs in the aesthetic marketplace. Supported by rigorous clinical research, Miramar Labs is focused on addressing aesthetic medical conditions for which there are significant unmet clinical needs. The company’s first priority is the treatment of bothersome underarm sweat, an issue that hundreds of millions of people deal with daily. The miraDry procedure has an established safety and efficacy profile with over 80,000 patients treated worldwide. Physicians and patients are encouraged to visit www.miramarlabs.com or www.miradry.com for additional information.

Forward Looking Statements:
This press release contains forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to expansion opportunities, revenue generation, anticipated uses of proceeds from the private placement and business and product development plans. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue our business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the miraDry system, competition in the industry in which we operate and overall market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should review all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC, which are available at www.sec.gov.

Contact:
Investors:
Brigid Makes
Sr. Vice President & Chief Financial Officer
Phone: 408.579.8700
Email: investors@miramarlabs.com

Nick Laudico or Zack Kubow
The Ruth Group
646-536-7030 / 7020
nlaudico@theruthgroup.com
zkubow@theruthgroup.com

Bob Prag
The Del Mar Consulting Group, Inc.
(858) 794-9500
bprag@delmarconsulting.com

Media/Other:
Robert Ellis
Vice President of Global Marketing Miramar Labs
Phone: 408-579-8706
Email: info@miramarlabs.com

Chris Hippolyte
The Ruth Group
646-536-7023
chippolyte@theruthgroup.com

MIRAMAR LABS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenue	$4,303,307	$3,793,241	$16,035,338	$11,822,320
Cost of revenue	1,787,770	1,742,357	7,211,110	5,745,297
Gross margin	2,515,537	2,050,884	8,824,228	6,077,023
Operating expenses:
Research and development	817,488	1,192,019	2,562,481	3,941,360
Selling and marketing	3,448,976	2,736,610	9,975,248	8,980,820
General and administrative	1,871,739	1,313,436	4,716,991	3,907,822
Total operating expenses	6,138,203	5,242,065	17,254,720	16,830,002
Loss from operations	(3,622,666)	(3,191,181)	(8,430,492)	(10,752,979)
Interest income	4,035	1,214	7,764	5,001
Interest expense	(285,615)	(481,194)	(948,662)	(1,025,013)
Loss on debt conversion	—	—	(8,062,001)	—
Other income, net	(9,929)	11,252	438,148	88,104
Net loss before provision for income taxes	(3,914,175)	(3,659,909)	(16,995,243)	(11,684,887)
Provision for income taxes	(7,783)	(7,297)	(9,308)	(8,722)
Net and comprehensive loss	(3,921,958)	(3,667,206)	(17,004,551)	(11,693,609)
Accretion of redeemable convertible preferred stock	—	(20,000)	—	(63,117)
Net loss attributable to common stockholders	$(3,921,958)	$(3,687,206)	$(17,004,551)	$(11,756,726)
Weighted-average common shares used in computing net loss per share attributable to common stockholders, basic and diluted	9,256,362	385,271	4,030,810	385,271
Net loss per share attributable to common stockholders, basic and diluted	$(0.42)	$(9.57)	$(4.22)	$(30.52)
Non GAAP
GAAP net loss attributable to common stockholders	$(3,921,958)	$(3,687,206)	$(17,004,551)	$(11,756,726)
Loss on debt conversion	—	—	(8,062,001)	—
Non GAAP net loss attributable to common stockholders	$(3,921,958)	$(3,687,206)	$(8,942,550)	$(11,756,726)
Weighted-average common shares used in computing net loss per share attributable to common stockholders, basic and diluted	9,256,362	385,271	4,030,810	385,271
Non GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.42)	$(9.57)	$(2.22)	$(30.52)

MIRAMAR LABS, INC.
Condensed Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$6,073,680	$2,642,509
Accounts receivable, net	3,102,629	2,683,053
Inventories	5,613,145	4,791,741
Prepaid expenses and other current assets	641,220	290,481
Total current assets	15,430,674	10,407,784
Property and equipment, net	783,942	1,211,129
Restricted cash	295,067	295,067
Other noncurrent assets	13,976	11,860
TOTAL ASSETS	$16,523,659	$11,925,840
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable, net of discount	$9,939,261	$10,829,375
Accounts payable	1,432,136	1,288,107
Accrued and other current liabilities	4,513,318	3,572,441
Deferred revenue	228,955	739,786
Total current liabilities	16,113,670	16,429,709
Warrant liability	54,029	499,616
Deferred rent, noncurrent	87,010	112,065
Capital lease payable, noncurrent	—	16,865
TOTAL LIABILITIES	16,254,709	17,058,255
Commitments and contingencies
Redeemable convertible preferred stock, $.001 par value - 40,000,000 shares authorized and 2,826,981 shares issued and outstanding at December 31, 2015 (Liquidation preference of $61,179,942). No shares authorized or outstanding at September 30, 2016	—	61,179,942
Stockholders’ equity (deficit):
Blank check preferred stock, $0.001 par value - 5,000,000 shares authorized. No shares issued and outstanding at September 30, 2016 and December 31, 2015.	—	—
Series A convertible preferred stock, $0.001 par value - 2,100,000 shares authorized and 147,864 shares issued and outstanding at December 31, 2015 (Liquidation preference of $2,000,000). No shares authorized or outstanding at September 30, 2016	—	148
Series B convertible preferred stock, $0.001 par value - 9,000,000 shares authorized and 589,784 shares issued and outstanding at December 31, 2015 (Liquidation preference of $14,359,244). No shares authorized or outstanding at September 30, 2016	—	590
Common stock, $0.001 par value - 100,000,000 and 105,500,000 shares authorized and 9,380,653 and 398,540 shares issued and outstanding at September 30, 2016 and December 31, 2015	9,381	399
Additional paid-in capital	110,711,248	27,133,634
Accumulated deficit	(110,451,679)	(93,447,128)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	268,950	(66,312,357)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$16,523,659	$11,925,840